Exhibit 10.18

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS

BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM

TO THE COMPANY IF PUBLICLY DISCLOSED.

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement (this “Agreement”), effective as of December 10, 2015 (the “Effective Date”), is by and between Allscripts Healthcare, LLC, a North Carolina limited liability company (“Allscripts”) on behalf of itself and its Affiliates and Phreesia, Inc., a Delaware corporation (the “Company” or “Phreesia”). Allscripts and the Company are sometimes referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Allscripts is a leading provider of clinical and revenue cycle software, connectivity and information solutions for physicians, including its practice management solutions;

WHEREAS, the Company provides Merchant Processing Services, Eligibility and Benefit Services, and Patient Intake Management Offerings within the healthcare industry;

WHEREAS, the Company has developed, licenses, and makes available (as applicable) certain software and services described herein; and

WHEREAS, Allscripts desires to obtain the right to market, sublicense, and make available such software and services and cause the Company to provide such software and services, either to Allscripts or to third parties, on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and conditions herein contained, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms have the meanings ascribed thereto in this Section 1:

“Affiliate” means, with respect to a Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the direct or indirect power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Allscripts’ Affiliates may exercise Allscripts’ rights and fulfill its related obligations under this Agreement, provided that Allscripts shall be responsible for any breach of such obligations by its Affiliates to the same extent as if Allscripts was the breaching party.

“Allscripts Customer” means a customer that has contracted for or receiving any of Allscripts’ products or services.

“Allscripts Practice Management” means the practice management system currently marketed and sold by Allscripts as “Allscripts Practice Management” (as the same may be renamed, enhanced or expanded from time to time)

“Bank Rules” means the Bank Card Merchant Rules and Regulations provided to Sublicensed Customer in writing, as amended from time to time, which are incorporated into this Agreement by reference.

“Change of Control” means any of the following: (a) any merger, reorganization, share exchange, consolidation, or other business combination involving the Company and its subsidiaries, other than (i) any acquisition or other similar transaction in which the Company acquires the assets or the securities of another Person and the Company does not issue capital stock of the Company representing more than fifty percent (50%) of the issued and outstanding shares of any class of capital stock of the Company, or (ii) any merger or similar transaction effected solely to change the domicile of the Company or any of its subsidiaries; (b) any acquisition by any Person as a result of which such Person (or any group of which such Person is a member) becomes a beneficial owner of more than fifty percent (50%) of the issued and outstanding shares of any class of capital stock of the Company in any single transaction or a series of related transactions; (c) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition of all or substantially all of the assets of the Company and its subsidiaries in any single transaction or a series of related transactions; or (d) any exclusive license of all or substantially all of the intellectual property of the Company and its subsidiaries, in any single transaction or a series of related transactions. For purposes of this definition, the term “beneficial owner” has the meaning ascribed to such term in Rules 13d-3 and 13d-5 under the U.S. Securities Exchange Act of 1934, as amended, and the term “group” means two (2) or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of the applicable securities referred to herein.

“Claim” means any claim, action, suit, proceeding, damages, costs, expenses and other liabilities, including reasonable attorneys’ fees and court costs.

“Clinician” means each healthcare professional contracted under a customer’s license or service agreement and any healthcare professional not contracted under a customer’s license or service agreement for which such customer subsequently pays a clinician fee. Healthcare professionals are only Clinicians (1) during the periods in which they are contracted under a license or service agreement or (2) for healthcare professionals not contracted under a customer’s license or service agreement, solely during the periods for which a Customer pays a clinician fee for such healthcare professional. For avoidance of doubt, authorized end users of the Subscription Software Services are both Clinicians and their administrative and other front and back office personnel. For the further avoidance of doubt, there will be no further license fees applicable to the administrative or other front and back office personnel.

“Company Acquiror” means any Person that acquires the Company in connection with a Change of Control (including, without limitation, a Competing Provider) and includes each Affiliate of such Person that is not controlled by the Company. For purposes of this definition, the term “controlled by” means the Company has the direct or indirect power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Competing Provider” means any electronic health record, revenue cycle management, or health information exchange information technology vendor whose products or services are directly competitive with a material portion of Allscripts business.

“Confidential Information” means non-public information of a Disclosing Party, [***].

“Controlled Technology” means any software, documentation, technology, or other technical data, or any products that include or use any of the foregoing, of which the export, re-export, or release to certain jurisdictions or countries is prohibited or requires an export license or other governmental approval under any Law, including the U.S. Export Administration Act and its associated regulations.

“Customer Agreement” means a written agreement between Allscripts (or an Allscripts Reseller or Partnering Organization as permitted herein) and an Allscripts Customer pursuant to which Allscripts resells any Installed Software or any Subscription Software Services or orders Merchant Processing Services from Company on behalf of an Allscripts Customer in accordance with this Agreement.

“Data” means all data, information, and other content (regardless of whether de-identified) of any type and in any format, medium, or form, whether audio, visual, digital, screen, GUI, or other, that is input, submitted, uploaded to, placed into or collected, stored, processed, generated, or output by any device, system, or network by or on behalf of Allscripts (or any of its licensors or Affiliates) or any Sublicensed Customer through the Subscription Software Services, including any and all data, analyses, and other information and materials resulting from any use of the Subscription Software Services by or on behalf of Allscripts (or any of its licensors or Affiliates) or a Sublicensed Customer under this Agreement.

“Developer Agreement” means the Allscripts Developer Program Agreement previously entered into between Company and Allscripts with an effective date of July 1, 2014.

“Documentation” means all user manuals, operating manuals, technical manuals, and any other instructions, specifications, documents, or materials, in any form or media, that describe the functionality, installation, testing, operation, use, maintenance, support, technical specifications, or components, features, or requirements of any of the Installed Software or any of the Subscription Software Services or Merchant Processing Services, together with all revisions to such documentation delivered by or on behalf of the Company and as updated from time to time by the Company.

“E&B Transaction” means an Electronic Data Interchange (EDI) Health Care Eligibility/Benefit Inquiry (“270 transaction”) and the retrieval of an EDI Health Care Eligibility/Benefit Response (“271 transaction”), with a single E&B Transaction consisting of both the 270 transaction and the 271 transaction. [***].

“Eligibility and Benefit Services” means the Company’s subscription-based software services that submits Electronic Data Interchange (EDI) Health Care Eligibility/Benefit Inquiries (“270 transactions”) and the retrieval of the EDI Health Care Eligibility/Benefit Response (“271 transactions”) to inquire about the health care eligibility and benefits associated for patients through POS Dashboard or the Eligibility UI and the Eligibility Interface. The Eligibility and Benefit Services, the Eligibility UI and the Eligibility Interface are further described on Exhibit A attached hereto.

“Error” means [***].

“Harmful Code” means (a) any virus, Trojan horse, worm, backdoor, or other software or hardware devices, the effect of which is to permit unauthorized access to, or to disable, erase, or otherwise harm, any computer, systems, or software; or (b) any time bomb, drop dead device, or other software or hardware device designed to disable a computer program automatically with the passage of time or under the positive control of any Person, or otherwise prevent, restrict, or impede Allscripts’ or any Sublicensed Customer’s use of such software or device.

“HITECH” means the Health Information Technology for Economic and Clinical Health Act of 2009, as amended.

“Implementation Services” means services related to the initial delivery, configuration, and pre-acceptance usage of the Subscription Software Services or Merchant Processing Services described in Exhibit C.

“Installed Software” means the Company’s Integration Client configured to interoperate only with Allscripts products that is installed on a Sublicensed Customer’s computer systems, and including all enhancements and other Updates thereto and all copies of the foregoing permitted hereunder.

“Intellectual Property” means [***].

“Law” means any applicable statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, or other requirement or rule of any federal, state, local, or foreign government or political subdivision thereof, or any arbitrator, court, or tribunal of competent jurisdiction.

“Legacy Customers” means those Company customers listed on Exhibit H.

“Loss” means all losses, damages, liabilities, deficiencies, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, the costs of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers.

“Marks” means, with respect to a Party, such Party’s trade names, trade dress, trademarks, service marks, logos, brand names and other identifiers, corporate names, meta-tags, and universal resource locators, and any applications, registrations, and renewals thereof.

“Member Bank” shall mean a member of VISA, MasterCard and/or any other networks, as applicable, that provides sponsorship services in connection with this Agreement. As of the Effective Date, the Member Bank shall be Fifth Third Bank, an Ohio banking corporation.

“Merchant Agreement” means the Merchant Services Agreement the form of which is attached hereto as Exhibit J to be entered into between Company and each Sublicensed Customer that purchases any Merchant Processing Services (except in connection with a sale of PIMS directly or indirectly by Company). Company may update the Merchant Agreement from time-to-time to incorporate such future revisions as required or requested by the Member Bank provided that Company also makes those revisions to agreements with Company’s other merchant processing services customers; and further provided that the Merchant Agreement’s terms and conditions shall not be less favorable than those that the Company typically offers to customers similar to the proposed Sublicensed Customers.

“Merchant Application” means the merchant application the form of which is attached hereto as Exhibit K, that must be completed by a proposed Sublicensed Customer that intends to purchase any Merchant Processing Services and which is accepted by Company prior to Sublicensed Customer product activation. Company may update the Merchant Application from time-to-time to incorporate such future revisions as required or requested by the Member Bank , provided that Company also makes those revisions to merchant applications with Company’s other merchant processing services customers; and further provided that the Merchant Application’s terms and conditions shall not be less favorable than those that the Company typically offers to customers similar to the proposed Sublicensed Customers.

“Merchant Processing Services” means the Company’s services that authorize and settle payment transactions directly or indirectly through Member Banks for customers through (1) the POS Dashboard; (2) the default Phreesia Gateway card processing platform for any of Allscripts other embedded payment products; (3) a Third Party Gateway for transactions received from or posted to an Allscripts service or product for customers who want to use a separate financial institution for back-end processing; and (4) Phreesia Patient Intake Management Offering. The Merchant Processing Services are subject to the terms and conditions of the Merchant Agreement, the Operating Regulations and applicable Law. The Merchant Processing Services are further described on Exhibit A attached hereto. Merchant Processing Services may be provided by Company in conjunction with the Subscription Software Services but are not, for purposes of this Agreement, deemed Subscription Software Services.

“Merchant Processing Services Customer” means an Allscripts Customer excluding Legacy Customers that contracts with the Company for and receives the Company’s Merchant Processing Services. For the sake of clarity, a Merchant Processing Services Customer (i) may also be a Sublicensed Customer or (ii) may purchase Merchant Processing Services in connection with its purchase of PIMS from the Company.

“Open Source License” means an open source license applicable to Open Source Software.

“Open Source Software” means any open source software program, or portion thereof, that is licensed under an Open Source License that requires as a condition of use, modification, and/or distribution of the software subject to the license, that such software or other software combined and/or distributed with such software be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Operating Regulations” means the by-laws, operating regulations and/or all other rules (including, without limitation, Bank Rules), guidelines, policies and procedures of VISA, MasterCard, Discover, and/or Other Networks, and all other applicable rules, regulations and requirements of Member Bank, banks, and financial institutions which govern or affect any Merchant Processing Services provided under a Merchant Processing Agreement, and all state and federal laws, rules and regulations which govern or otherwise affect the activities of providers of Merchant Processing Services, including, but not limited to, those of the National Automated Clearing House Association (“NACHA”) and the Federal Trade Commission (“FTC”), as any or all of the foregoing may be amended and in effect from time to time.

“Partnering Organization” means a hospital, health plan, provider group, provider-hospital organization, independent practice association (IPA), accountable care organization (ACO), health information organization (HIO), Comprehensive Primary Care Initiative group (CPC), billing service provider, or integrated healthcare delivery system that provides management services and administrative systems.

“Payerpath” means Allscript’s patient payment and claims solution currently marketed and sold by Allscripts as “Payerpath” (as the same may be renamed, enhanced or expanded from time to time).

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, or government, political subdivision, agency, or instrumentality.

“Phreesia Patient Intake Management Offering” or “PIMS” means Phreesia’s offering with and only with those features and functions as are generally available to Allscripts Customers on the Effective Date. PIMS features are summarized on Exhibit A, but that summary is qualified in its entirety by reference to PIMS’ actual features that are generally available to Allscripts Customers on the Effective Date. [***].

“POS Dashboard” means the Company’s web portal Point of Service (POS) Dashboard that may be used to process credit and debit card payment transactions (as the same may be renamed, enhanced or expanded from time to time). The POS Dashboard is further described on Exhibit A attached hereto.

“Purchase Order” means a purchase order or other ordering document signed and issued by Allscripts to order Subscriptions to be resold and distributed or made available to a Sublicensed Customer, which specifies, at a minimum, (a) the date the applicable Customer Agreement was executed; (b) the name and address of the Sublicensed Customer; and (c) the Installed Software and Subscription Software Services licenses, Merchant Processing Services and Services being ordered, and further establishes that the Installed Software and Subscription Software Services (and associated Documentation) are governed by the Customer Agreement.

“Representatives” means a Party’s Affiliates, and each of their respective employees, officers, directors, partners, shareholders, agents, attorneys, and third-party advisors.

“Services” means, collectively, the Implementation Services as described in Exhibit C and the Support Services as described in Section 12.1(b).

“Sublicensed Customer” means an Allscripts Customer that has purchased a Subscription from Allscripts or its Affiliates or that has entered into a Merchant Agreement with Company (except in connection with a sale of PIMS directly or indirectly by Company).

“Subscription” or “subscription” shall mean the right of a Sublicensed Customer to access and use the Subscription Software Services as more fully set forth in this Agreement.

“Subscription Software Services” means the Company’s subscription-based software services consisting of the Eligibility and Benefit Services and/or POS Dashboard (as each may be renamed, enhanced or expanded from time to time), including any Updates thereto. Subscription Software Services contains functions and features that enable Sublicensed Customers to authorize and settle payment transactions directly or indirectly through Member Banks, but in order for such functions and features to be operational, Sublicensed Customers must obtain Merchant Processing Services from Phreesia or similar services from a third party through Phreesia’s Third Party Gateway. Notwithstanding anything to the contrary herein, Subscription Software Services do not include other Company products or services including, without limitation, the Phreesia Patient Intake Management Offering.

“Territory” means [***].

“Update” means any revision, modification, upgrade, or new feature, functionality, module, or release of the Installed Software, Subscription Software Services or Merchant Processing Services, and any patch, bug fix, workaround, or Error correction to the Installed Software or Subscription Software Services (whether created specifically for Allscripts or released by the Company), that Company is required to provide under this Agreement or that Company generally makes available at no additional charge to the Company’s other eligibility and benefit services and point of service dashboard customers and licensees. Updates may be customer facing (i.e. updates that are directly displayed to the customer such as new features, etc.) or non-customer facing (such as bug fixes or workarounds that are not directly displayed to the customer).

2. Appointment as Reseller.

2.1 Appointment. The Company hereby [***]. Allscripts may also disclose Company’s pricing information relating to its Merchant Processing Services and facilitate procurement of Merchant Processing Services on behalf of Sublicensed Customers, including, without limitation by references to such pricing information and Merchant Processing Services in Customer Agreements.

2.2 Customer Agreements.

(a) Subscriptions. Allscripts and its Affiliates may sell Subscriptions for terms no less than one year and no greater than four (4) years on a subscription basis to Persons who subsequently execute a Customer Agreement, provided that Allscripts may enter into Customer Agreements with terms longer than four (4) years with large organizations, provided that Phreesia consents in each instance in writing in advance, which consent will not be unreasonably withheld.

(b) Customer Agreements. Each Customer Agreement will contain terms, in all material respects, no less protective of the Company and its licensors than the applicable terms and conditions related to Allscripts’ applicable products and services. Each Customer Agreement shall, at a minimum, restrict Customers from redistributing, reverse engineering, reverse compiling, or disassembling the Installed Software and the Subscription Software Services. Allscripts will use commercially reasonable efforts to enforce the terms of its Customer Agreement that protect Company’s Intellectual Property at Allscripts sole cost and expense.

2.3 Merchant Agreements; Pre-approval. All proposed Sublicensed Customers who wish to purchase Merchant Processing Services must complete a Merchant Application, execute a Merchant Agreement and be Pre-approved by the Company. “Pre-approved” shall mean that the Company has determined based on a proposed Customer’s Merchant Application that the proposed Customer meets OFAC and Member Bank criteria and the Company’s credit standards (collectively, the “Criteria”). “Rejection” shall mean the Company has not Pre-approved the proposed Merchant Processing Services Customer. [***]. Allscripts shall not represent to any prospective Sublicensed Customer that a Merchant Application will be approved. Company may terminate any Merchant Agreement pursuant to the terms of such Merchant Agreement. All Merchant Processing Services shall be marketed under Company’s Marks. For avoidance of doubt, Allscripts may market the Subscription Software Services, including without limitation, the electronic cashiering features and functionality of the Subscription Software Services under the Allscripts name.

2.4 Third Parties. Allscripts will not authorize or allow any value added reseller, distributor, integrator, OEM partner, or other third party to market, demonstrate, resell, sublicense, or otherwise distribute or make available the Installed Software, Documentation or Subscription Software Services, or Merchant Processing Services except that Allscripts is permitted to (a) sign Customer Agreements with Sublicensed Customers who are Partnering Organizations who, in turn, distribute or make available the Installed Software, Documentation or Subscription Software Services to (or facilitate the procurement of Merchant Processing Services for) their respective medical staffs, provider participants, or members as permitted under applicable Law, so long as each such medical staffs, provider participants, and members are bound by the terms and conditions of the applicable Customer Agreement; and (b) exercise its rights under this Section 2 through Company approved value added resellers appointed by Allscripts from time to time (“Allscripts Resellers”); provided, however, that each Allscripts Reseller must enter into an agreement with Allscripts that is at least as protective of the Company and the Installed Software, Documentation, and Subscription Software Services as this Agreement. Allscripts will use commercially reasonable efforts to enforce the terms of Allscripts Resellers’ agreements that protect Company’s Intellectual Property. For avoidance of doubt, Allscripts may not delegate to Allscripts Resellers any rights that it does not have under this Agreement.

2.5 Affiliates. To the extent that Allscripts’ Affiliates, Partnering Organizations, and Allscripts Resellers utilize the rights granted hereunder, Allscripts will require such parties to comply with the restrictions on such rights set forth in this Agreement, and any non-compliance with such restrictions by such parties shall be deemed a breach of such restrictions by Allscripts, provided that third party Partnering Organizations and Allscripts Resellers shall not be required to comply with the restrictions set forth in Section 5 [***].

2.6 No Other Rights. Except as specifically set forth in this Agreement, no other rights or entitlements are granted by the Company to Allscripts with respect to the Installed Software, Documentation, Subscription Software Services, Merchant Processing Services or Services. All rights not expressly granted hereunder are reserved by the Company and/or its third party licensors.

2.7 Acknowledgments.

(a) The Parties acknowledge and agree that this Agreement is non-exclusive (except as set forth in Section 5) and imposes no limitations upon either Party’s relationships with other parties or on either Party’s research, development, production, marketing, licensing, reselling, or sales of other products or services, whether or not similar to any of the Installed Software or the Subscription Software Services or Merchant Processing Services or any Allscripts products or services, so long as such relationships or activities do not violate any express term of this Agreement or utilize any Confidential Information of the other Party in violation of this Agreement.

(b) [***]. In no event will anything in this Agreement be construed as an obligation on Allscripts’ part to (i) incorporate the Installed Software or Documentation into Allscripts products or services or (ii) market, promote, distribute or make available the Installed Software or Subscription Software Services or Merchant Processing Services, [***].

(c) Notwithstanding [***] Allscripts or its Affiliates may, in its sole discretion, develop, market, provide, offer, sell or resell, directly, or indirectly through its resellers, Other Services (as defined in Section 5) to interface with Allscripts Payerpath or Allscripts Practice Management [***]. In no event shall Allscripts directly or indirectly utilize any of the Company’s Installed Software, Subscription Software Services or Confidential Information in connection with any development activities described above in this Section 2.7(c).

2.8 Marketing Materials. The Company agrees to work with Allscripts to develop the initial set of marketing communications materials related to the Subscription Software Services or Merchant Processing Services (“Company Marketing Materials”). At the time such Company Marketing Materials are first distributed, each party must consent to their content, [***]. Allscripts must replicate all Company copyright notices on all copies of the Company Marketing Materials (and all customized versions thereof).

2.9 Forecast. Allscripts will provide Company with a non-binding [***] sales forecast for Allscripts’ sales of eligibility and payment processing solutions during [***] within [***] of the Effective Date.

3. Services. Exhibit G sets forth the Amended and Restated Developer Program Agreement (the “Restated Developer Agreement”) in place between Allscripts and Company, which replaces in its entirety the Developer Agreement. The Restated Developer Agreement is hereby incorporated into this Agreement as if fully set forth herein and made part hereof.

3.1 Development and Integration.

(a) Within [***] of the Effective Date, Allscripts and the Company will reasonably cooperate to create a mutually satisfactory, sufficiently detailed, written specification (the “Integration Specification”) that describes the desired level of functional integration between Allscripts Payerpath and Allscripts Practice Management and the Subscription Software Services, along with the technical details and delivery dates (preliminarily defined in Exhibit B) related to achieving the functional integration as set forth in Exhibit G.

(b) The Company and Allscripts will each commit appropriate resources needed to complete their respective responsibilities with respect to the functional integration indicated by the Integration Specification as further described in Exhibits A and B hereto. The Company and Allscripts will each have the development and integration responsibilities assigned to it and described in the Integration Specification and will each be responsible for their respective costs associated with such responsibilities and in performing all other tasks assigned to it under the Integration Specifications. The Company and Allscripts will each use commercially reasonable efforts to complete their respective responsibilities in the Integration Specification within the time frames set forth in Exhibit B.

(c) Beta Testing. The parties anticipate that there will be up to [***] beta test sites testing the Subscription Software Services. Regardless of when the testing began or begins, Allscripts will be the primary deployment resource for each of the beta test sites as well as the first [***] implementations of the Subscription Software Services, as applicable, for Allscripts’ Sublicensed Customers.

3.2 Implementation Services. Allscripts will be responsible for providing Implementation Services for the Installed Software and the Subscription Software Services (but not implementation for the Phreesia Patient Intake Management Offering, which shall be Phreesia’s responsibility) distributed or made available hereunder. At Allscripts’ request and direction, on a per-Sublicensed Customer basis, the Company will provide such Implementation Services directly to such Sublicensed Customer or through Allscripts in exchange for fees set forth in Exhibit C.

3.3 Provision and Quality of Services. To the extent the Company is required to provide Services under this Agreement, the Company will provide those Services [***].

3.4 Personnel. [***]. The Parties agree to use their reasonable efforts to promptly resolve any good faith complaints regarding any of the Company’s personnel, or otherwise concerning the value or efficacy of any Services performed by or on behalf of the Company.

3.5 Books and Records. As applicable under the Omnibus Reconciliation Act of 1980, until the expiration of four (4) years after the furnishing of Services pursuant to this Agreement, the Company will, upon receipt of written request, and if then requested to make such information available under the then-existing Law, make available to the Secretary of the U.S. Department of Health and Human Services, the Comptroller General of the U.S. Department of Secretary of Health and Human Services, or any of their fully-authorized representatives, the books, documents, and/or records of the Company that are necessary to verify the nature and extent of costs associated therewith. The record keeping and disclosure provisions of this Section 3.4 will apply to all Services provided by the Company, but will be applicable only if the Company receives remuneration in the amount of $10,000 or more, with regard to the Services performed in relation to a single Sublicensed Customer.

4. Order and Acceptance.

4.1 Order Process. In order to activate Merchant Processing Services for a Merchant Processing Services Customer, the proposed Merchant Processing Services Customer must submit (directly or indirectly through Allscripts) a completed Merchant Application and executed Merchant Agreement to the Company within [***] from the execution by such Merchant Processing Services Customer of a Customer Agreement. Within [***] of the modification or termination (other than sublicenses that expire at the end of a term previously specified in a Purchase Order) of any Customer Agreement, Allscripts will provide the Company with written notice of such modification or termination. This Section 4.1 shall not be applicable to situations where the Allscripts Customer is purchasing Merchant Processing Services in connection with its purchase of PIMS.

4.2 Distribution; Commencement of Subscription Software Services. [***]. Subject to the terms of this Agreement, the terms and conditions relating to the provision of Merchant Processing Services to Sublicensed Customers, including but not limited to commencement thereof, shall be set forth in the Merchant Application and Merchant Agreement. [***].

4.3 Configuration and Acceptance.

(a) As part of the Implementation Services, the Company agrees to assist Allscripts in conducting configuration and acceptance testing of the Subscription Software Services, if and as requested or required by a Sublicensed Customer, in order to ensure that the Subscription Software Services are fully operable, meet all applicable specifications, and will function in accordance with the Documentation when properly installed and used for its intended purpose.

(b) In the event of final rejection by Allscripts or a Sublicensed Customer as a result of the Company’s breach of this Agreement, including, without limitation, a breach of the Company’s representations and warranties in Sections 21.1 and 21.3, if any payments hereunder have already been made by Allscripts to the Company regarding such Sublicensed Customer, and if Allscripts provides a refund to such Sublicensed Customer based on such Customer’s rejection of the Subscription Software Services, then the Company will provide Allscripts with a refund of the applicable payment within [***].

5. [***].

6. FollowMyHealth. When Allscripts refers its FollowMyHealth customers to merchant processing service providers, it may include Phreesia among the providers referred. [***].

7. Contacts.

7.1 Relationship Contacts. Concurrently with the execution of this Agreement, each Party has designated an individual to serve as that Party’s initial point of contact to facilitate communications between the Parties on all matters (e.g., marketing, maintenance and support, technical, customer satisfaction, sales pipeline) that may arise under this Agreement. The initial Allscripts relationship contact is [***] and the initial Company relationship contact is [***]. Each Party may change its respective relationship contact at any time upon written notice to the other Party.

7.2 Issues. In the event of any issues that may arise pursuant to this Agreement, the Parties’ relationship contacts may confer to resolve such issues, it being understood that this will not preclude any Party from initiating dispute resolution proceedings pursuant to Section 28.9.

8. Licenses and Intellectual Property.

8.1 License Grant. Subject to the terms and conditions of this Agreement, the Company hereby grants to Allscripts and its Affiliates a non-exclusive, royalty-free, irrevocable [***] non-transferable (except in accordance with Section 28.4), sublicensable (through multiple levels of sublicensees), fully paid-up right and license under all of the Company’s Intellectual Property to, throughout the Territory, access, use, reproduce, perform, display, modify, create derivative works of, transmit, demonstrate, test, operate, port, configure, distribute, and make available the Installed Software and Subscription Software Services solely for the purposes of:

(a) Allscripts’ and its Affiliates’ internal use of the Installed Software and Subscription Software Services as permitted hereunder, including with respect to its marketing, selling, development, service, and support activities under this Agreement, and including the training of Allscripts employees, contractors, and other authorized Representatives on the marketing, selling, planning, supporting, and use of the Installed Software, Subscription Software Services or any integrated product with any Allscripts products and services;

(b) the marketing, promoting, distributing, reselling, or provision of the Installed Software or the Subscription Software Services, directly or through Allscripts Resellers or Partnering Organizations, in accordance with the terms and conditions of this Agreement;

(c) enabling Allscripts products and services to interface or otherwise integrate, interact, or interoperate with the Installed Software and the Subscription Software Services , including performing any integration or interface development efforts with respect to the Installed Software, Subscription Software Services or any integrated product with any Allscripts products and services, or internally testing, evaluating, and performing validation and verification with respect to the Installed Software, Subscription Software Services or any integrated product with any Allscripts products and services (it being understood that the foregoing activities will not affect the Company’s representations and warranties in Section 21);

(d) reselling Subscriptions (through multiple levels of sublicensees) to (i) Sublicensed Customers pursuant to Customer Agreements in accordance with this Agreement and (ii) Allscripts’ Affiliates or to Allscripts Resellers or Partnering Organizations (subject to Sections 2.4 and 2.5) to carry out any of the purposes set forth in this Agreement;

(e) creating backups and other copies of the Installed Software solely to the extent necessary to perform its obligations hereunder in the ordinary course of business;

(f) managing, operating, and hosting (i) any Installed Software, (ii) the Allscripts products that will interface with the Installed Software or Subscription Software Services on behalf of Sublicensed Customers and (iii) authorizing its Sublicensed Customers, Allscripts Resellers or Partnering Organizations to do the same;

(g) generating, printing, copying, downloading, and storing all Data and other displays and output, as may result from any execution or other use of the Subscription Software Services and authorizing its Sublicensed Customers, Allscripts Resellers or Partnering Organizations to do the same; and

(h) all other purposes reasonably necessary to carry out any of the foregoing.

For the sake of clarity, the Subscription Software Services shall be hosted, managed and operated by Company.

8.2 Documentation and Marketing Materials. Subject to the terms and conditions of this Agreement, the Company hereby grants to Allscripts a non-exclusive, royalty-free, irrevocable , non-transferable (except in accordance with Section 28.4), sublicensable (through multiple levels of sublicensees), fully paid-up right and license under all of the Company’s Intellectual Property to access, use, reproduce, perform, display, transmit, demonstrate, test, operate, port, configure, distribute, and make derivative works of the Documentation, Company Marketing Materials and Allscripts Marketing Materials, in whole or in part, throughout the Territory, for any purpose consistent with Section 8.1, [***].

8.3 Trademarks.

(a) Company Marks.

(i) Subject to the terms and conditions of this Agreement, the Company hereby grants to Allscripts and its Affiliates a non-exclusive, royalty-free, irrevocable [***] non-transferable (except in accordance with Section 28.4), sublicensable (through multiple levels of sublicensees), fully paid-up right and license under all of the Company’s Intellectual Property to use the Company’s brands, trademarks, product and service names, logos and slogans (the “Company Marks”), throughout the Territory, solely in connection with the marketing, selling, or provision of the Installed Software and the Subscription Software Services and Merchant Processing Services permitted hereunder or to otherwise fulfill the terms of this Agreement. [***].

(ii) Except as set forth in Section 11.3, Allscripts’ use of the Company Marks will be in accordance with the Company’s trademark use guidelines and instructions as set forth in Exhibit I. The Company will give Allscripts written notice of any changes to such specifications or guidelines, and will give Allscripts a reasonable time to modify its use of the Company Marks to comply therewith.

(iii) Allscripts is not required to display any Company- Marks on its products or marketing collateral, provided that the Subscription Software Services shall be characterized as “Powered by Phreesia” and shall contain a Phreesia logo. All goodwill in and to the Company Marks will inure solely to the benefit of Company.

(b) Allscripts Marks.

(i) Subject to the terms and conditions of this Agreement, Allscripts hereby grants to the Company a non-exclusive, royalty-free, irrevocable [***] non-transferable (except in accordance with Section 28.4), fully paid-up right and license under all of Allscripts’ Intellectual Property to use the Allscripts Marks, throughout the Territory, solely in connection with providing the Installed Software and Subscription Software Services to Sublicensed Customers who have signed a Customer Agreement and to otherwise fulfill the terms of this Agreement.

(ii) The Company’s use of the Allscripts Marks will be in accordance with Allscripts’ trademark use guidelines and instructions, if any, furnished to the Company in writing from time to time. Allscripts will give the Company written notice of any changes to such specifications or guidelines, and will give the Company a reasonable time to modify its use of the Allscripts Marks to comply therewith.

(iii) The Company is not required to display any Allscripts Marks on any of its products or marketing collateral. All goodwill in and to the Allscripts Marks will inure solely to the benefit of Allscripts. The Company will not register, seek to register, or contest the validity of any of the Allscripts Marks in any jurisdiction.

8.4 Restrictions on Use. Except as and to the extent expressly permitted by this Agreement and/or the Integration Specification, Allscripts will not, and will not permit others to:

(a) reverse engineer, disassemble, decompile, decode, or adapt the Installed Software or Subscription Software Services, or otherwise attempt to derive or gain access to the source code or algorithms of the Installed Software or Subscription Software Services, in whole or in part, except [***];

(b) rent, lease, assign, or sell the Subscription Software Services or Installed Software to any third party (other than the physical media (if any) containing any Installed Software distributed by Allscripts);

(c) use any of the Installed Software or Subscription Software Services to provide time sharing or service bureau services to third parties, other than Sublicensed Customers;

(d) remove, obscure, or alter from the Installed Software, Subscription Software Services, Documentation or the Marketing Materials any applicable titles, trademarks, or copyright, patent, or other proprietary or restrictive legends or notices, or any end user warning or advisory, affixed to or contained therein or thereon;

(e) export or re-export all or any part of the Installed Software or Subscription Software Services in violation of any export control Laws of the United States or any other relevant jurisdiction;

(f) modify, correct, adapt, translate, enhance, or otherwise prepare or create any derivative works or improvements of the Installed Software or Subscription Software Services; provided, [***]

(g) (1) provide any materials to Company (including without limitation, the SDK (as defined in the Restated Developer Agreement) or Associated Allscripts Software (as defined in the Restated Developer Agreement)) that contains any Harmful Code or any Open Source Software or (2) upload any materials into the Installed Software or Subscription Software Services that contains any Harmful Code or any Open Source Software.

8.5 Intellectual Property Ownership.

(a) Subject to the express rights and licenses granted by the Company in this Agreement and the provisions of this Section 8.5, the Company and its licensors reserve and retain their entire right, title, and interest (including Intellectual Property rights) in and to the Installed Software, the Subscription Software Services, the Merchant Processing Services, the Documentation, the Company Marketing Materials, and the Company Marks, and all modifications, improvements, enhancements and derivatives of the foregoing (including, subject to Section 8.4(f), any modifications, improvements, enhancements and derivatives thereto developed or performed by or on behalf of Allscripts). At no time will Allscripts, Allscripts Resellers, Partnering Organizations, or Sublicensed Customers acquire or retain any title to or ownership to such assets, except as expressly granted under this Agreement.

(b) Subject to the express rights and licenses granted by Allscripts in this Agreement, Allscripts and its licensors reserve and retain their entire right, title, and interest (including Intellectual Property rights) in and to any modifications, improvements, or derivative works it creates or develops based on the Documentation or the Company Marketing Materials as authorized under this Agreement (e.g., any Documentation or Marketing Materials integrated with Allscripts documentation), as well as to all Allscripts products and services. At no time will the Company acquire or retain any title to or ownership to such assets, except as expressly granted under this Agreement.

(c) Ownership of all Intellectual Property in Open Source Software will remain with respective owners thereof, subject to Allscripts’ rights under the applicable Open Source Licenses.

(d) Neither Party will take any action inconsistent with a Party’s nor its licensors’ ownership and interests set forth in this Section 8.5, or assist any Person in doing the same.

8.6 Data. As between Allscripts, its licensors and Affiliates, and Sublicensed Customers, on the one hand, and the Company and its licensors and Affiliates, on the other hand, Allscripts, its licensors and Affiliates, and Sublicensed Customers have, reserve, and retain sole and exclusive ownership to all right, title, and interest in and to all Data, including all Intellectual Property arising therefrom or relating thereto. [***] have any right or license to, and shall not, use any Data except solely as and to the extent necessary to [***].

8.7 Open Source Software. The Company has not, and will not, use, modify, or distribute any Open Source Software in a manner that could (a) require the disclosure, licensing, or distribution of any source code or algorithms underlying any of the Installed Software or any software into which it is integrated; (b) require the licensing or disclosure of the Installed Software or any software into which it is integrated free of charge; or (c) otherwise impose any limitation, restriction, waiver of rights, or condition on the right or ability of the Company to use or distribute the Installed Software or any software into which it is integrated.

8.8 Effect of Company Bankruptcy.

(a) All rights and licenses granted by the Company under this Agreement are and shall be deemed to be rights and licenses to “intellectual property,” and the subject matter of this Agreement, including all Installed Software, Subscription Software Services Documentation, Company Marketing Materials, and Company Marks, is and will be deemed to be “embodiment[s]” of “intellectual property,” for purposes of and as such terms are used in and interpreted under Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”). Allscripts will have the right to exercise all rights and elections under the Bankruptcy Code and all other applicable bankruptcy, insolvency, and similar Laws with respect to this Agreement, and the subject matter hereof and thereof.

(b) Without limiting the generality of the foregoing, the Company acknowledges and agrees that, if the Company or its estate becomes subject to any bankruptcy or similar proceeding:

(i) subject to Allscripts’ rights of election, all rights and licenses granted to Allscripts under this Agreement will continue subject to the respective terms and conditions hereof and thereof, and will not be affected, even by the Company’s rejection of this Agreement; and

(ii) Allscripts will be entitled to a complete duplicate of (or complete access to, as appropriate) [***].

9. [intentionally left blank].

10. Training.

10.1 Training. The Company will provide, [***] periodic training for Allscripts personnel in connection with this Agreement, with the first such training [***] (such training, the “First Training”). The Company agrees to dedicate sufficient resources in connection with such training. Such training may be for the benefit of Allscripts personnel either as to Allscripts’ permitted activities under this Agreement or to assist the Sublicensed Customers. Such training will be provided at such reasonable times and locations (including via remote means) as the Parties may reasonably agree. Such training will include, but is not limited to, sales and ongoing support training to Allscripts staff. The goal of this training will be to enable Allscripts’ sales personnel to articulate the benefits of the Services and provide basic functional demonstrations to prospective Sublicensed Customers.

10.2 Support Training. In furtherance of Section 10.1, the Parties agree to cooperate in developing any training programs as may be reasonably necessary or useful to the provision of Support Services to Sublicensed Customers, which will be provided in a “train the trainer” format. Such programs will, at a minimum, provide Allscripts personnel with the ability to answer or appropriately refer questions about the Installed Software, Subscription Software Services or Merchant Processing Services and the Services. Such support training will include up to [***] each year of support training for Allscripts’ staff adequate to enable Allscripts to provide first line support services to Sublicensed Customers as further defined in the Implementation and Support Plan.

11. Marketing.

11.1 Sales and Marketing Support. [***] the Company will provide [***] marketing support for the permitted activities hereunder, which will include, the following:

(a) assisting Allscripts in developing marketing strategies, plans, and marketing and training materials describing the Installed Software, Subscription Software Services or Merchant Processing Services or the Services as a complementary solution to any Allscripts product or service;

(b) providing Allscripts with a reasonable quantity of standard Company brochures, presentations, and materials related to the Installed Software, Subscription Software Services or Merchant Processing Services, the Services and/or the Company in hard copy and electronic form; and

(c) participating in sales meetings with Allscripts sales and/or actual or potential Sublicensed Customer personnel.

11.2 Demonstration Systems. [***], the Company will provide fully-functional demonstration systems or accounts for the Subscription Software Services, equivalent to those systems made available to the Company’s sales personnel, for use by Allscripts’ sales personnel. Each Party will provide all commercially reasonable assistance, cooperation, and support requested by the other Party to maintain demonstration systems sufficient to demonstrate the Installed Software and the Subscription Software Services as integrated with any Allscripts products or services. Each Party will be responsible for its own costs and expenses in designing, developing, testing, and maintaining such demonstration systems.

11.3 Branding. Branding of the Installed Software and the Subscription Software Services, but not the Merchant Processing Services with respect to the activities hereunder will be determined [***] Allscripts elects to private label or rebrand the Software Subscription Services, the relabeled or rebranded [***].

11.4 Request for Proposals. Allscripts may, in its sole discretion, recommend the Subscription Software Services or Merchant Processing Services and the Services as part of Allscripts’ response to requests for proposals issued by third parties. [***].

11.5 Demonstrations. The Company at its own discretion will provide demonstrations of the Subscription Software Services and Merchant Processing Services at Allscripts-identified marketing events and activities, including user group meetings or conferences. In addition, either Party may, from time to time, request that the other Party attend and participate at vendor fairs and industry trade shows, seminars, user group events, and other similar events. The decision of whether or not to attend such functions will be in the sole discretion of the non-requesting Party.

12. Support and Maintenance.

12.1 Support Services.

(a) The Company is solely responsible for the development, update, performance, and maintenance of the Subscription Software Service. The Company covenants to use its best efforts to ensure that the Subscription Software Services are made available to Allscripts and each Sublicensed Customer and that support for Merchant Processing Services are made available to each Sublicensed Customer in accordance with the warranties, terms, and conditions of this Agreement and in accordance with any performance standards specified in this Agreement or in the Documentation. [***].

(b) In furtherance of Section 12.1(a), the Company agrees to provide, at no additional charge to Allscripts or Sublicensed Customers [***] technical support, assistance, training, and Updates related to the Installed Software or Subscription Software Services or Merchant Processing Services (collectively, “Support Services”), in the manner and timeframes set forth on Exhibit D, to Allscripts and its consultants and contractors and, if requested by Allscripts, directly to Sublicensed Customers. [***]. The parties agree to reasonably cooperate to troubleshoot and resolve technical support issues that may reasonably involve the products, software, or technology of the other Party or of both Parties. This Section 12.1(b) shall not be applicable to Merchant Processing Services that an Allscripts Customer receives in connection with its purchase of PIMS.

12.2 Support Levels. Allscripts will provide the first level of support to Sublicensed Customers related to the Installed Software and Subscription Software Services and their integration with applicable Allscripts products. The first level of support is defined in Exhibit C. [***]. Allscripts, at its sole expense, will provide the second and all escalating levels of support for all technical issues and upgrades relating to Allscripts products. [***].

12.3 Integration Support. At the Company’s expense and no additional charge to Allscripts, from time to time the Company will provide Allscripts with reasonable remote integration and implementation assistance, including, without limitation, upon addition of a new or updated Installed Software or Subscription Software Services under this Agreement.

12.4 Documentation. The Company has delivered or made available to Allscripts complete and accurate Documentation for the Installed Software, Subscription Software Services and that required to offer the Merchant Processing Services, and will promptly deliver or make available to Allscripts supplements to such Documentation and manuals, as and when released, to reflect all modifications, releases, supplements, corrections, Updates, amendments, and other changes to the Installed Software or Subscription Software Services or that required to offer the Merchant Processing Services. The Company will provide all Documentation in electronic form, in such formats and media as Allscripts may reasonable request. The Company agrees that all Documentation will include all technical and functional specifications and other such information as may be reasonably necessary for the effective installation, testing, use, support, and maintenance of the Installed Software and Subscription Software Services other than the Merchant Processing Services, including the effective configuration, integration, and systems administration of the Installed Software, Subscription Software Services other than the Merchant Processing Services and the operation and the performance of all its functions.

13. Updates.

13.1 Updates. [***] (either directly or through Allscripts, at Allscripts’ direction) with Updates , either in response to specific requests from Allscripts to remedy Errors (consistent with the Error correction timing in Exhibit C), or as such Updates are released or generally made available [***]. For the avoidance of doubt, Updates will constitute Installed Software or Subscription Software Services (as applicable) and be subject to the terms and conditions of this Agreement. With respect to the Merchant Processing, [***].

13.2 Restrictions on Updates.

(a) With respect to any material customer facing Update that does not relate to Merchant Processing Services, the Company will provide Allscripts [***] notice before releasing any such Update (except for Error corrections or fixes which may be released earlier). At least [***] before releasing any such customer facing Update (except for Error corrections or fixes which may be released earlier), the Company will provide Allscripts with (i) technical documentation of such Update; (ii) commercially reasonable technical assistance and training for such Update; and (iii) a functional, updated demonstration version of the Subscription Software Services (and for any Update made available via remote access, a testing environment), which will be sufficient to enable Allscripts to test the applicable Subscription Software Services and Allscripts products and services with respect to such Update. [***].

(b) The Company agrees to use its best efforts to resolve all support issues (pursuant to Exhibit D) relating to an Update that the Parties classify as “Critical” or “High” (as on Exhibit D) before releasing such Update.

13.3 Compatibility. With respect to any upgrades, updates, or modifications [***].

13.4 Changes to Merchant Processing Services. The Company may make revisions to the Merchant Processing Services, [***].

14. Other Covenants.

14.1 Insurance.

(a) At the Company’s expense, the Company will maintain policies of insurance with insurance companies having a financial strength rating no lower than “A” and a size category not lower than “XII” as rated by the A.M. Best Company, and in amounts which are reasonable and prudent in light of the Company’s business, potential liabilities to Allscripts hereunder, and other relevant factors, including the following: (i) Commercial General Liability insurance [***] (ii) Errors and Omissions insurance [***] and (iii) Workers’ Compensation insurance with applicable statutory limits.

(b) Allscripts will be named as an additional insured under the foregoing policies, each of which will be primary and non-contributory. [***] The Company will give Allscripts [***] notice prior to any alteration, cancellation, or non-renewal of the policies required pursuant to this Agreement; provided, however, that the Company will not be obligated to provide such notice if, concurrently with such alternation, cancellation, or non-renewal, the Company obtains similar or better coverage from the same or another qualified insurer, without a lapse in coverage.

14.2 No Subcontractors. Except for the performance of the Merchant Processing Services, the Company will not subcontract any of its obligations under this Agreement to a third party, including the provision of any Services, without Allscripts’ prior written consent. Allscripts hereby consents to the use by the Company of offshore developers with respect to the development of the Installed Software and the Subscription Software Services. The Company will remain responsible to Allscripts for any performance of its obligations hereunder notwithstanding the permitted engagement of any such third party. Allscripts acknowledges that the provision of the Merchant Processing Services is dependent on the services of the Member Banks. Company shall use good faith efforts to maintain its ability to provide Merchant Processing Services, including by adhering to the rules and regulations promulgated by Visa, Master Card and the Member Bank and using good faith efforts to maintain a current contract with the Member Bank or a reasonably comparable substitute to enable it to fulfill its obligations hereunder. Notwithstanding anything to the contrary [***].

14.3 Further Assurances. Each Party will, upon the reasonable request of the other Party and at the requesting Party’s sole cost and expense, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this Agreement.

14.4 Non-Solicitation. During the term of this Agreement and for a period of [***] thereafter, neither Party nor its controlled Affiliates will, without the prior written consent of the other Party, directly or indirectly solicit for employment any then-current employee of the other Party or its controlled Affiliates; [***].

14.5 Compliance with Laws. Each Party will comply with all applicable Laws and the Operating Regulations, governmental requirements, and industry standards, including those with respect to privacy, data protection, portability, or accountability, applicable to such Party or its personnel with respect to the Software, the Services, and the performance of its obligations under this Agreement; provided that Allscripts will have no obligation to comply with any Operating Regulations unless such Operating Regulations are disclosed to it. Neither Party will, nor permit any third parties to, export, re-export, or release, directly or indirectly, any Controlled Technology to any country or jurisdiction to which the export, re-export, or release of any Controlled Technology (a) is prohibited by applicable Law or (b) without first completing all required undertakings (including obtaining any necessary export license or other governmental approval).

14.6 [***].

15. Force Majeure.

15.1 Force Majeure. Neither Party will be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such failure or delay is caused by (a) acts of God; (b) flood, fire, or explosion; (c) war, terrorism, invasion, riot, or other civil unrest; (d) embargoes or blockades in effect on or after the Effective Date or (e) any other cause or event beyond its reasonable control (each of the foregoing, a “Force Majeure Event”). The Disaster Recovery Plan, attached hereto as Exhibit L, sets forth Phreesia’s obligations for disaster recovery preparedness and response, including among other things, preparing for and responding to Force Majeure Events.

15.2 [***].

16. Regulatory Matters.

16.1 Privacy and Security Matters. Concurrently with the execution of this Agreement, the Parties are executing a HIPAA Business Associate Agreement (the “BAA”) in the form attached hereto as Exhibit E.

16.2 Technical Standards. The Company will provide Allscripts with Updates so that the Subscription Software Services can be implemented and configured to comply in all material respects with applicable privacy and security standards (e.g., HITECH, HIPAA, and Omnibus rule) within a reasonably practicable timeframe (based on the scope of required enhancements and other factors) after their final, formal adoption and publication by the Secretary of the U.S. Department of Health and Human Services.

16.3 Data. The Company will ensure that all protected health information (PHI), personally identifiable information (PII) or payment card information (PCI) is (1) encrypted at rest and (2) encrypted while moving in or out of the Company’s data center.

16.4 Interfaces. In connection with the Subscription Software Services, PIMS and the Services, the Company will use and support Unity API interfaces that are generally available to Allscripts, and make appropriate adjustments to the Subscription Software Services to support Allscripts’ standard implementation of such interfaces. Upon the Parties’ mutual agreement, and without additional licensing fees, the Company may also use Allscripts API services (e.g., Unity), and Allscripts may use the Company’s APIs (as applicable).

16.5 Required Updates. The Company will provide Allscripts with Updates, if and when required, so that the Subscription Software Services include such functionalities as are necessary to allow Allscripts and Sublicensed Customers to comply with those legal and regulatory requirements that are binding upon Allscripts or Sublicensed Customers in their respective use of the Installed Software and Subscription Software Services or Merchant Processing Services and that are binding standards or other requirements regarding the processing of electronic transactions that the Installed Software and Subscription Software Services or Merchant Processing Services are designed to process, including any and all binding modifications or replacements to such regulations. [***].

16.6 Regulatory Approvals. The Company will be solely responsible for obtaining and maintaining all licenses, permits, and approvals required by any governmental authority with respect to the Software or the marketing, use, or distribution thereof. The Company will use reasonable diligence in connection with the design and development of the Subscription Software Services or Merchant Processing Services to identify any such licenses, permits, and approvals and any applicable Laws to which the Subscription Software Services or Merchant Processing Services or its use is subject. [***].

16.7 [Intentionally Omitted.]

16.8 Protected Health Information. Except as otherwise expressly provided hereunder, in connection with any transfer of protected health information (“PHI”) between the Parties pursuant to this Agreement:

(a) each Party will transfer PHI between the Parties only through use of a dedicated connection to which the Parties are the only authorized parties or such other method of communication, such as encrypted communication, between them;

(b) each Party will not permit any third party to use any such connection to the extent that such use is in its control, unless such third party is providing services to such Party as permitted under this Agreement;

(c) each Party will take reasonable steps to ensure that the output display of that connection at each facility it has is limited to authorized personnel or independent contractors of the Party; and

(d) the Company’s use of Sublicensed Customer de-identified and aggregated PHI will be limited to the rights set forth in a Business Associate Agreement, if any, executed between the Company and the respective Sublicensed Customer. The Company has no rights to de-identify any Sublicensed Customer PHI under this Agreement.

17. Invoicing, Reporting and Payment Terms.

17.1 Reports and Invoicing.

(a) Invoicing from Company to Allscripts.

(i) Invoicing for Eligibility and Benefits (E&B) Services. The Company will provide Allscripts with (1) an invoice for the fees set forth on Exhibit F for all E&B Transactions [***] and (2) a report with reasonably detailed supporting data for all such E&B Transactions by each Sublicensed Customer, excluding Legacy Customers, [***].

(ii) Invoicing for POS Dashboard. Allscripts shall deliver a report with reasonably detailed supporting data to Company no later than [***] for current Sublicensed Customers of the POS Dashboard. Company shall deliver an invoice to Allscripts for POS Dashboard fees in accordance with Exhibit F no later than [***].

(iii) Invoicing for Professional Services and Travel and Expense (T&E) Reimbursement. If services are performed by Company pursuant to a request by Allscripts for implementation, set up, training or support beyond those services that Company is required to perform under this Agreement, including, without limitation, as set forth in Sections 10 and 11, Company will deliver an invoice for such fees at the hourly rate described in Exhibit C and any related reimbursable expenses that Allscripts has pre-approved no later than [***] together with reasonable supporting detail.

(iv) Allscripts Internal Use. Notwithstanding anything to the contrary, Allscripts will not be required to make any payments to the Company in respect of its internal use of the Installed Software or Subscription Software Services, including with respect to its use in connection with its performing of support obligations hereunder.

(b) Invoicing from Allscripts to Company.

(i) Invoicing for Revenue Share on Merchant Processing Services. Company shall deliver a report with reasonably detailed merchant-level payment transaction data, [***] to Allscripts [***] for Merchant Processing Services provided to Allscripts Customers, excluding Legacy Customers. Allscripts will provide the Company with an invoice for merchant processing revenue share in accordance with Exhibit F [***].

(ii) Invoicing for Patient Intake Management Offering. Company shall deliver a report with reasonably detailed data, [***] to Allscripts [***] for its Patient Intake Management Offering provided to Allscripts Customers, excluding Legacy Customers. Allscripts will provide the Company with an invoice for merchant Patient Intake Management revenue share in accordance with Exhibit F, [***].

(iii) Legacy Customer’s Fee. Allscripts shall invoice the Company for Legacy Customers (as defined on Exhibit H) quarterly fees in accordance with Exhibit F [***].

17.2 Reporting for the Purpose of Invoicing Sublicensed Customers. [***].

17.3 Payment Terms.

(a) Each party will submit each invoice in electronic format, via such delivery means and to such address as are specified by Allscripts and the Company in writing from time to time.

(b) Subject to the terms and conditions of this Section 17.3, each party will pay all properly invoiced fees within [***] after its receipt of a proper invoice therefor. All payments hereunder will be invoiced in U.S. Dollars. All payments hereunder will be made by wire transfer to the account specified by each Party; provided that a Party shall provide at least [***] advance notice of any changes to its account. [***].

(c) Subject to Section 17.3(d), Company will not withhold the Subscription Software Services or Merchant Processing Services or any Services or fail to perform any obligation hereunder by reason of a good faith withholding of any payment or amount in accordance with this Section 17.3(c) or any dispute arising therefrom. [***].

(d) [***].

17.4 Audit Rights.

(a) During the term of this Agreement, for the longer of [***], each Party will maintain complete and accurate (in all material respects) books and records, in accordance with generally accepted accounting practices, regarding its sales and services activities with respect to the subject matter of this Agreement.

(b) During the term of this Agreement, [***], each Party will have the right to engage, at its own expense, an independent auditor reasonably acceptable to the other Party to review the other Party’s books and records solely for the purpose of confirming the other Party’s compliance with its pricing and payment obligations hereunder. Prior to performing any audit, the independent auditor must sign a confidentiality agreement in a form reasonably acceptable to the audited Party. Any such audit will be limited in scope to the [***] period immediately preceding the commencement date of such audit. The auditing Party will furnish the audited Party with written notice at least [***] prior to the date that it desires to commence such audit. The Parties will mutually agree, reasonably and in good faith, on the timeframe for such audit to be conducted. Any such audit will be conducted during the audited Party’s regular business hours and in a manner that minimizes interference with the audited Party’s normal business activities. All information that is disclosed in connection with such audit will be deemed to be the Confidential Information of the audited Party, and subject to this Agreement. Any audit will be conducted in a manner that does not breach or violate any applicable Laws regarding patient confidentiality. The rights set forth in this Section 17.4(b) may not be exercised by an auditing Party more frequently than one (1) time in any twelve (12)-month period.

(c) If any audit reveals an underpayment or over-charge by a Party, then such Party will promptly remit the full amount of such underpayment or over-charge to the other Party.

(d) Each Party will bear all costs and expenses it incurs in connection with preparing for, conducting, or complying with any such audit including, in the case of the auditing Party, the costs and expenses of conducting the audit.

(e) Additionally, Allscripts shall have the right to examine the development and any work-in-progress at any time upon reasonable notice to the Company. Furthermore, [***], the Company shall provide sufficient access to its books and records as requested by Allscripts for the purpose of verifying the Company’s compliance with its obligations relating to matters other than payment and pricing. In addition, [***], Allscripts shall provide sufficient access to its books and records as requested by the Company for the purpose of verifying Allscripts compliance with its fee reporting and payment obligations hereunder.

(f) Annually, the Company shall have performed, [***], a PCI assessment and a third party privacy and security assessment covering [***] Company will make available to Allscripts via WebEx or similar web-conferencing technology a copy of the reports from the PCI assessment and the privacy and security assessment for Allscripts review [***] of [***]. Additionally [***], upon Allscripts’ reasonable request, Company shall cause the firms performing the Security Assessments to make available the personnel responsible for such audits to discuss any adverse findings with Allscripts. Company shall perform third party external vulnerability scans [***]. All Critical or High vulnerabilities identified during the scans shall be remediated and validated as closed by the third party scanning vendor. Company shall also perform third party penetration tests following a major security architectural change. Company shall provide to Allscripts an executive summary of each vulnerability scan and penetration test [***] of completion of each such scan or test. Vulnerability scans and penetration testing requirements shall commence [***]. The PCI audit, third party Privacy and Security assessment, vulnerability scan, and penetration test shall collectively be referred to as the “Security Assessments.”

(g) Annually, Allscripts shall have performed, at its costs and expense, a third party privacy and security assessment [***]. Upon request, Allscripts will coordinate with Company to make available to Company via WebEx or similar web-conferencing technology a copy of the report from the privacy and security assessment for Company review, provided that such web-conference will not be earlier than [***].

Failure to comply with this Section shall be deemed a material breach of this Agreement.

18. Expenses; Taxes.

18.1 Expenses. Unless otherwise expressly set forth in this Agreement, each Party will bear all of its own costs and expenses incurred in connection with this Agreement or its performance hereunder, including any development costs, sales and marketing costs, and support costs.

18.2 Taxes. All fees set forth herein are inclusive of any taxes, tariffs, duties, assessments, or governmental charges. Each Party will be responsible for any sales tax, use tax, excise tax, import duty, export duty, or other tax, tariff, duty, assessment, or charges of any kind imposed by any governmental entity on it as a result of any transaction contemplated by this Agreement.

19. Confidentiality.

19.1 Obligations. From time to time in connection with this Agreement, either Party (as the “Disclosing Party”) may disclose or make available to the other Party (as the “Receiving Party”) Confidential Information. [***].

19.2 Exceptions. Confidential Information shall not include [***].

19.3 Legally Required Disclosure. Notwithstanding anything in this Section 19 to the contrary, if a Receiving Party or any of its Representatives is required or receives a request, pursuant to applicable Law or the rules or regulations of a stock exchange or similar self-regulatory authority, to disclose any of the Disclosing Party’s Confidential Information, then the Receiving Party agrees, to the extent legally permissible and as soon as reasonably practicable, to provide the Disclosing Party with written notice of the event so that the Disclosing Party may, at the Disclosing Party’s expense, seek a protective order or other remedy. The Receiving Party or its Representative (as applicable) will use its commercially reasonable efforts to consult and cooperate with the Disclosing Party with respect to any effort by the Disclosing Party to resist or narrow the scope of such requirement or request, or to seek such protective order or other remedy. If such protective order or other remedy is not obtained, then the Receiving Party or its Representative (as applicable): (a) may, without liability, disclose that portion of the Disclosing Party’s Confidential Information that it is required or requested to disclose; and (b) will use its commercially reasonable efforts to have confidential treatment accorded to the Confidential Information so disclosed. Furthermore, Section 19 will not apply to the disclosure of Confidential Information if such disclosure is necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary. Any information disclosed pursuant to this Section 19.3 will retain its confidential status for all other purposes.

19.4 Effect of Expiration or Termination. Subject to Section 25.7, upon expiration or termination of this Agreement, at the Disclosing Party’s request, the Receiving Party will, and will cause its Representatives (and, if applicable, its Affiliates, Allscripts Resellers, and Partnering Organizations) to, promptly return or destroy all Confidential Information received from the Disclosing Party in tangible form, together with all copies thereof, in such Person’s possession; provided, however, that the Receiving Party may keep one (1) copy of the Disclosing Party’s Confidential Information (a) to the extent necessary to exercise its surviving rights and perform its surviving obligations hereunder and (b) in accordance with its corporate security and/or disaster recovery procedures, to the extent such Confidential Information is in electronic form. The Receiving Party will, upon request, promptly certify in writing that it has complied with the obligations of this Section 19.4.

19.5 Protected Health Information. For the avoidance of doubt, the protection of PHI or other personally identifiable information received by a Party or its Representatives hereunder will be governed by the BAA, and will not be deemed to be Confidential Information for purposes of this Agreement.

19.6 No Additional Requirements. Each Party acknowledges that the other Party or its Representatives may, currently or in the future, be developing internally, or receiving information from other Persons, that is similar to the Confidential Information of the other Party disclosed to it or its Representatives under this Agreement. Except as otherwise set forth in Section 5, nothing in this Agreement will prohibit any Party or its Representatives from developing, manufacturing, marketing, selling, servicing, or supporting, or having developed, manufactured, marketed, sold, serviced, or supported for it, products, concepts, systems, or techniques that are similar to or compete with the products, concepts, systems, or techniques contemplated by or embodied in the other Party’s Confidential Information; provided, that neither Party nor its Representatives may use the other Party’s Confidential Information in connection with such activities. Furthermore, neither Party nor its Representatives will have any obligation to limit or restrict the assignment of its respective employees or consultants as a result of their having had access to the other Party’s Confidential Information.

20. Public Announcements.

20.1 Publicity. Except as may be required by applicable Law or listing standard, neither Party will issue or release any public announcement, statement, press release, or other publicity relating to this Agreement without the prior written consent of the other Party.

20.2 Use of Marks. Unless expressly permitted by this Agreement, neither Party will use the other Party’s trademarks, service marks, trade names, logos, domain names, or other indicia of source, origin, association, or sponsorship, without the prior written consent of the other Party.

21. Representations and Warranties.

21.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) it is duly organized, validly existing, and in good standing as a corporation or other entity as represented herein under the Laws of its jurisdiction of incorporation, organization, or charter;

(b) it has, and throughout the term of this Agreement and any Customer Agreement will retain, the full right, power, and authority to enter into this Agreement, to grant the rights and licenses it grants hereunder, and to perform its obligations under this Agreement;

(c) its execution of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party;

(d) when executed and delivered by it, this Agreement will constitute its legal, valid, and binding obligation, enforceable against it in accordance with its terms;

(e) there is no outstanding claim, litigation, proceeding, arbitration, or investigation to which it is a party that would reasonably be expected to have a material adverse effect on its ability to enter into this Agreement or to perform its obligations hereunder; and

(f) its execution, delivery, and performance of its obligations under this Agreement does not and will not violate any judgment, order, decree, or applicable Law, nor does it or will it violate any agreement to which it is a party.

21.2 Company Representations and Warranties. The Company represents and warrants to Allscripts that:

(a) Company or its licensors, or their permitted successors or assigns are, and throughout the term of this Agreement and any Customer Agreement will remain, the legal and beneficial owners of the entire right, title, and interest in and to the Installed Software, Subscription Software Services, the Documentation, and the Company Marketing Materials, including all Intellectual Property relating thereto (or, with respect to any third party software used to provide the Installed Software, Subscription Software Services it has, and will continue to have throughout the term of this Agreement, sufficient and valid license rights to grant the licenses and perform its obligations hereunder), including the unconditional and irrevocable right, power, and authority to grant the licenses and perform its obligations hereunder;

(b) as provided by the Company, no Installed Software or Subscription Software Services (including any Updates) does or will, at any time during the term of this Agreement or any Customer Agreement, contain any Harmful Code and no Installed Software will contain any Open Source Software;

(c) when used by Allscripts or any Sublicensed Customer, no Installed Software, Subscription Software Services, Documentation or Company Marketing Materials does or will: (i) infringe, misappropriate, or otherwise violate any Intellectual Property or other proprietary right of any third party (provided that Company’s sole obligation and Allscripts sole remedy for any breach of the foregoing shall be for Company to indemnify Allscripts pursuant to Section 22), or (ii) fail to comply with any applicable Law;

(d) there is no settled, pending, or, to the Company’s knowledge, threatened litigation, claim, or proceeding (including in the form of any offer to provide a license): (i) alleging that any use of the Installed Software, Subscription Software Service, Documentation or Company Marketing Materials does or would infringe, misappropriate, or otherwise violate any copyright, patent, trade secret, or other Intellectual Property of any third party; (ii) challenging the Company’s ownership of, or right to use or license, any Installed Software, Subscription Software Services or Merchant Processing Services, Documentation or Company Marketing Materials, or alleging any adverse right, title, or interest with respect thereto; or (iii) alleging the invalidity, misuse, unregistrability, unenforceability, or non-infringement of any copyrights, trade secret rights, or patent rights in the Installed Software, Subscription Software Services or Merchant Processing Services, Documentation, or Company Marketing Materials;

(e) all Documentation is and will be complete and accurate in all material respects when provided to Allscripts, such that at no time during the term of this Agreement or any Customer Agreement will the Subscription Software Services or Merchant Processing Services have any material undocumented feature; and

(f) all Services provided hereunder are and will be in compliance with all applicable Laws.

21.3 Performance Warranty. The Company represents, warrants, and covenants to Allscripts that, during the term of this Agreement and any Customer Agreement:

(a) when used in accordance with the Documentation, all Subscription Software Services or Merchant Processing Services and the Installed Software as provided by the Company will meet, in all material respects, all applicable specifications set forth in this Agreement and the Documentation, and function in all material respects, in conformity with this Agreement and the Documentation;

(b) any media on which the Installed Software or Documentation is delivered will be free of any damage or defect in design, material or workmanship; and

(c) no Update will have a material adverse effect on the material functionality or operability of the Installed Software or Subscription Software Services or Merchant Processing Services, as the case may be.

21.4 Breach of Performance Warranty. If the Company breaches any of the warranties set forth in Section 21.3, then the Company will, upon notice from Allscripts and at the Company’s sole cost and expense, remedy such breach on a timely basis and in accordance with Section 12. [***].

21.5 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THIS AGREEMENT OR ANY SUBJECT MATTER HEREOF INCLUDING WITHOUT LIMITATION, THOSE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

22. Indemnification.

22.1 Indemnification by the Company. Subject to the provisions of this Section 22, the Company agrees to defend Allscripts and its Representatives, and all of such Persons’ successors and assigns (collectively, the “Allscripts Indemnified Persons”), from and against any and all third party Claims, and indemnify and hold the Allscripts Indemnified Persons harmless from and against any and all Losses incurred or sustained by the Allscripts Indemnified Persons, or any of them, directly or indirectly, in connection with or to the extent such third party Claim and related Loss is a result of any of the following:

(a) the Company’s breach of any representation, warranty, covenant, or obligation of the Company under this Agreement or the Restated Developer Agreement;

(b) any violation of applicable Law by the Company;

(c) any gross negligence or willful misconduct in connection with its performance of any covenant or agreement applicable to the Company contained in this Agreement (including the performance of the Services), including any personal injury, death, or damage to tangible personal or real property;

(d) taxes assessed or claimed against any of the Allscripts Indemnified Persons that are obligations of the Company in connection with this Agreement or which result from the breach of this Agreement by the Company;

(e) any damage caused to any third party’s IT environment by Company or any Developer App (as defined in the Restated Development Agreement) or

(f) any Claims that any Developer App, the Installed Software, Subscription Software Services or Merchant Processing Services, Documentation, Marketing Materials, the Company Marks, or Services, or any use, promotion, marketing, distribution, sale, service, or delivery thereof, infringe, misappropriate, or violate any Intellectual Property or other rights of a third party, including any damages suffered by Sublicensed Customers as a result thereof for which Allscripts is liable, including any refunds of fees paid by Sublicensed Customers for use of such infringing materials.

22.2 Infringement Remedy.

(a) In the event of a Claim that the Installed Software, Subscription Software Services or Merchant Processing Services, Documentation, Company Marketing Materials, or Services, or any use, promotion, marketing, distribution, sale, service, or delivery thereof, infringe, misappropriate, or violate any Intellectual Property of a third party, or if any use of any of the Installed Software, Subscription Software Services or Merchant Processing Services, the Documentation, Company Marketing Materials, or the Services (or any respective component thereof) is enjoined, threatened to be enjoined, or is otherwise the subject of such a Claim, [***].

(b) [***].

(c) [***].

22.3 Indemnification by Allscripts. Subject to the provisions of this Section 22, Allscripts agrees to defend the Company and its Representatives, and all of such Persons’ successors and assigns (collectively, the “Company Indemnified Persons”), from and against any and all third party Claims, and indemnify and hold the Company Indemnified Persons harmless from and against any and all Losses incurred or sustained by the Company Indemnified Persons, or any of them, directly or indirectly, in connection with or to the extent such Claim and related Loss is a result of any of the following:

(a) Allscripts’ breach of any representation, warranty, covenant, or obligation of Allscripts under this Agreement or the Restated Developer Agreement;

(b) any violation of applicable Law by Allscripts, or by Allscripts’ Affiliates, Allscripts Resellers, and Partnering Organizations solely in connection with this Agreement;

(c) any gross negligence or willful misconduct in connection with its performance of any covenant or agreement applicable to Allscripts or to Allscripts’ Affiliates, Allscripts Resellers, and Partnering Organizations contained in this Agreement, including any personal injury, death, or damage to tangible personal or real property; or

(d) any claim that the SDK (as defined in the Restated Developer Agreement), the Associated Allscripts Software (as defined in the Restated Developer Agreement) Allscripts Marks or any Allscripts products or services infringe, misappropriate, or violate any Intellectual Property of a third party; or

(e) taxes assessed or claimed against any of the Company Indemnified Persons that are obligations of Allscripts, Allscripts’ Affiliates, Allscripts Resellers, or Partnering Organizations in connection with this Agreement, or which result from the breach of this Agreement by Allscripts, Allscripts’ Affiliates, Allscripts Resellers, or Partnering Organizations.

22.4 Indemnification Procedure.

(a) A Person seeking defense and indemnification under this Section 22.4 (the “Indemnified Person”) will promptly notify the Party from whom defense and indemnification is being sought (the “Indemnifying Party”) in writing, describing the circumstances, in reasonable detail, for which it seek defense and indemnification.

(b) Upon notice of a Claim, the Indemnifying Party will [***] assume the investigation and defense of such Claim, and, in connection therewith, will employ counsel of national reputation of its own choosing [***]. At the Indemnifying Party’s request and expense, the Indemnified Person will provide reasonable cooperation in connection with the investigation and defense of such Claim; [***]. The Indemnified Person may also participate in and observe (but not control) the investigation and defense of such Claim, [***] and with counsel of its choosing.

(c) If the Indemnifying Party fails to defend a Claim hereunder within a reasonable amount of time after receiving notice thereof, the Indemnified Person will have the right, but not the obligation, and without waiving and of its other rights hereunder, to undertake the defense of and to compromise or settle such Claim, on behalf of [***] of the Indemnifying Party.

(d) [***].

(e) An Indemnified Person’s failure to perform any obligations under this Section 22.4 will not diminish an Indemnifying Party’s obligations hereunder, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result of such failure.

(f) [***].

[***].

22.5 Limitations. The Company’s obligations to provide defense and indemnity pursuant to this Section 22 will be reduced to the extent that the Claim or Loss was caused by (a) the Indemnified Person’s creation of modifications to the Installed Software, Subscription Software Services, Developer App, Merchant Processing Services, Documentation, Company Marketing Materials, or Services, unless such modifications (i) were authorized in writing by the Company or were otherwise directed in writing or caused by the Indemnifying Party or (ii) were contemplated and permitted as a feature of any of the Installed Software or Subscription Software Services or Merchant Processing Services, and in each case solely to the extent such Claim would not have occurred but for such modifications; (b) the Indemnified Person’s failure to use updates or corrections made available by the Indemnifying Party, but solely to the extent such Claim would not have occurred if such updates or corrections had been used; or (c) the operation of Allscripts’ products or services or the combination or use of the Installed Software, Developer App, Subscription Software Services or Merchant Processing Services or Services in conjunction with Allscripts’ products or services (unless directed in writing or caused by the Company), if such Claim would not have arisen but for such combination or use, and except to the extent arising from any combination performed by or on behalf of the Company in connection with the Services.

23. Limitation of Liability.

23.1 Limitation of Liability.

(a) EXCEPT AS OTHERWISE SET FORTH IN SECTION 23.2, IN NO EVENT WILL ANY PARTY BE LIABLE UNDER THIS AGREEMENT FOR ANY LOST PROFITS OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POTENTIAL FOR SUCH DAMAGES, OR WHETHER SUCH DAMAGES WERE REASONABLY FORESEEABLE, OR WHETHER ANY CLAIM FOR RECOVERY IS BASED ON THEORIES OF CONTRACT, TORT, OR OTHERWISE. [***].

(b) EXCEPT AS OTHERWISE SET FORTH IN SECTION 23.2, THE TOTAL CUMULATIVE LIABILITY OF EITHER PARTY FOR ANY AND ALL CLAIMS AND DAMAGES UNDER THIS AGREEMENT, WHETHER ARISING BY STATUTE, CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED THE FEES PAID BY ALLSCRIPTS TO COMPANY HEREUNDER DURING THE [***] PRECEDING THE EVENT GIVING RISE TO THE CLAIM. THE PROVISIONS OF THIS AGREEMENT ALLOCATE RISKS BETWEEN THE PARTIES. THE PRICING SET FORTH HEREIN REFLECTS THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN.

23.2 Exceptions. The limitations in Section 23.1(a) will not apply to (a) losses arising out of or relating to a Party’s breach of its obligations in Section 8 (excluding Section 8.4(g)) or Sections 1.1, 1.2, 1.4, 1.6 or 6.1 of the Restated Developer Agreement, (b) losses arising out of a Party’s breach of Section 19 or the Business Associate Agreement (c) losses arising from a Party’s gross negligence or more culpable conduct, including any willful misconduct or intentionally wrongful acts; (d) losses for death, bodily injury, or damage to real or tangible personal property arising out of or relating to a Party’s negligent or more culpable acts or omissions or (e) a Party’s obligation to pay attorneys’ fees and other costs pursuant to Section 28.9(e). The limitations in Section 23.1(b) will not apply to (a) losses arising out of or relating to a Party’s breach of its obligations in Section 8 (excluding Section 8.4(g)) or Sections 1.1, 1.2, 1.4, 1.6 or 6.1 of the Restated Developer Agreement, (b) losses arising out of a Party’s breach of Section 19 or the Business Associate Agreement; (c) a Party’s indemnification obligations under Sections 22.1(b) through 22.1(e) or Sections 22.3(b) through 22.3(e); (d) losses arising from a Party’s gross negligence or more culpable conduct, including any willful misconduct or intentionally wrongful acts; (e) losses for death, bodily injury, or damage to real or tangible personal property arising out of or relating to a Party’s negligent or more culpable acts or omissions; or (f) a Party’s obligation to pay attorneys’ fees and other costs pursuant to Section 28.9(e). In addition, the limitations in Section 23.1(b) will not apply (1) to Company’s indemnification obligations under Section 22.1(a) or (2) Allscripts indemnification obligations under Section 22.3(a), unless the Company’s or Allscripts’ indemnification obligation under Section 22.1(a) or 22.3(a), as the case may be, relates to the losses and obligations described in subclauses (a) through (f) of the preceding sentence. [***].

23.3 Essential Basis. THE DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES AND, ABSENT ANY OF SUCH DISCLAIMERS, EXCLUSIONS, OR LIMITATIONS OF LIABILITY, THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE ECONOMIC TERMS, WOULD BE SUBSTANTIALLY DIFFERENT. THE DISCLAIMERS, EXCLUSIONS, AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT WILL APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EVEN IF ANY REMEDY FAILS ITS ESSENTIAL PURPOSE.

24. Term.

24.1 Term. The initial term of this Agreement commences on the Effective Date and will continue in effect until five (5) year(s) from such date (the “Initial Term”) unless terminated earlier pursuant to Section 25.

24.2 Renewal. Unless this Agreement is terminated pursuant to Section 25, this Agreement will automatically renew for additional successive [***] terms (each a “Renewal Term” and together with the Initial Term, the “Term”) unless and until either Party provides written notice of non-renewal to the other Party at least [***] prior to the end of the then-current Term.

25.	Termination.

25.1 Termination for Convenience. [***].

25.2 Termination for Cause. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party materially breaches this Agreement and such breach (a) is incapable of cure or (b) being capable of cure, remains uncured [***] after the breaching Party receives written notice from the non-breaching Party thereof.

25.3 Termination for Insolvency. Either Party may terminate this Agreement, immediately upon written notice to the other Party, if the other Party (a) becomes insolvent or admits inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law, which is not fully stayed within [***] or is not dismissed or vacated within [***] after filing; (c) is dissolved or liquidated or takes any action for such purpose; (d) makes a general assignment for the benefit of creditors; or (e) has a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any portion of its property or business (and such appointment is not discontinued within [***] thereafter).

25.4 Termination for Force Majeure. Subject to Section 15.2, either Party may terminate this Agreement, immediately upon written notice to the other Party, if a Force Majeure Event affecting the other Party’s performance of its obligations hereunder continues substantially uninterrupted for a period of [***] or more.

25.5 Termination for Exclusion/Termination of Merchant Processing Services. [***].

25.6 Termination for Change of Control. [***].

25.7 Effect of Expiration or Termination.

(a) The expiration or termination of this Agreement will not have the effect of terminating any Customer Agreement, Merchant Agreement (or the licenses to the Installed Software or Subscription Software Services distributed thereunder) or agreement directly between [***].

(b) Upon expiration or termination of this Agreement, except in connection with the rights and obligations set forth in this Section 25.7, Allscripts will immediately (i) cease all use of the Company Marks and all marketing and sales-related efforts with respect to the Installed Software, Subscription Software Services or Merchant Processing Services and the Services; (ii) discontinue all representations or statements from which it might be inferred that any relationship exists between the Parties; (iii) cease to solicit or procure orders for the Subscription Software Services or Merchant Processing Services, Installed Software, Merchant Processing Services or the Services; and (iv) return all copies of the Documentation, and related materials and copies thereof, to the Company; provided, however, that Allscripts may retain a reasonable number of copies of the Documentation and related materials in order to fulfill its obligations under this Agreement and the Customer Agreements.

(c) Upon expiration or termination of this Agreement, the Company will (i) provide reasonable cooperation and assistance to Allscripts, at Allscripts’ written request and to the extent necessary to fulfill any continuing obligations under this Agreement, in transitioning the terminated Support Services to an alternative service provider; and [***].

(d) Subject to the foregoing paragraphs of this Section 25.7, upon expiration or termination of this Agreement, [***].

26.	Change of Control.

26.1 Competing Providers. This Section 26 will only apply in the event of a Change of Control to a Competing Provider or its Affiliate.

26.2 Removal of Data. [***].

26.3 De-identified Data. As of the consummation of a Competitive Change of Control, [***].

26.4 No Obligation. As of the consummation of a Competitive Change of Control, Allscripts will be under no obligation to provide the Company (or, for the avoidance of doubt, any Company Acquiror or Competing Provider) with any Data, except Data necessary for Company to fulfill its obligations under its Merchant Agreements with such customers and to fulfill any of its obligations hereunder for the duration of the applicable Customer Agreements.

26.5 Support. Notwithstanding anything in this Agreement to the contrary, as of the consummation of a Competitive Change of Control, Allscripts will have the right, in its sole discretion, to assume the provision of Level 1 Support Services to Sublicensed Customers and to become the first direct point of contract for each Sublicensed Customer for support and maintenance matters hereunder. A Competitive Change of Control will not release the Company from any of its obligations under this Agreement, including its obligations to provide Support Services.

27.	Survival.

27.1 Survival. The provisions of Sections 1, 2.5-2.7, 8.4-8.6, 8.8, 16.8, 18-25, 27, and 28 and Exhibit E (Business Associate Agreement), Exhibit F (Buy Rates and Revenue Share) and Exhibit H (List of Legacy Customers) will survive and continue after the expiration or termination of this Agreement indefinitely. The provisions of the Restated Developer Agreement set forth in its “Survival” provision will survive the expiration or termination of the Restated Developer Agreement or this Agreement indefinitely. The provisions of Sections 2.1(c)-(d), 2.3, 4.2, 4.3, 8.1-8.3, 8.7, 10, 11.3, and 12-17 (excluding Sections 14.4 and 17.4, each of which will survive for the duration set forth therein; and Sections 14.6, 16.1 and 16.8), Exhibit C (Services) and Exhibit D (Service Level Agreement) will survive and continue after the expiration or termination of this Agreement for the full duration of any Customer Agreement. In addition, the rights and obligations of any Party which, by their nature, extend beyond the expiration or termination of this Agreement will continue in full force and effect notwithstanding the termination of this Agreement.

28.	Miscellaneous.

28.1 Relationship of the Parties. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement will be construed as creating any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Neither Party will have authority to contract for or bind the other Party in any manner whatsoever, except as expressly set forth in this Agreement.

28.2 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder will be in writing and addressed to a Party at the address set forth under such Party’s name on the signature page hereto (or as otherwise specified by a Party in a notice given in accordance with this Section 28.2). Notices sent in accordance with this Section 28.2 will be deemed effectively given: (a) when received, if delivered by hand (with written confirmation of receipt); or (b) when received, if sent by a nationally recognized overnight courier (receipt requested).

28.3 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (i) to Sections and Exhibits refer to the sections of, and exhibits attached to, this Agreement; (ii) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing an instrument to be drafted. The Exhibits referred to herein will be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

28.4 Assignment. Neither Party may assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily or involuntarily, without the other Party’s prior written consent, which will not be unreasonably withheld, conditioned, or delayed. Any assignment, delegation, or other transfer without such prior written consent will be null and void. Notwithstanding the foregoing (and subject to Section 25 and 26) either Party may assign this Agreement without the consent of the other Party as part of a corporate reorganization, consolidation, merger, or sale of all or substantially all of its assets or business to which this Agreement relates. This Agreement is binding upon and inures to the benefit of the Parties and their respective permitted successors and assigns.

28.5 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties, their respective permitted successors and assigns, and the Persons indemnified in Section 22, and nothing herein, express or implied, is intended to or will confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

28.6 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

28.7 Severability. If any provision of this Agreement or the application thereof to any Party or circumstances is declared void, illegal, or unenforceable, then the remainder of this Agreement will be valid and enforceable to the extent permitted by applicable Law. In such event, the Parties will use their reasonable efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by applicable Law, achieves the purposes intended under the invalid or unenforceable provision.

28.8 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Illinois applicable to agreements made and to be performed wholly within that State without regard to its conflicts of laws provisions.

28.9 Dispute Resolution.

(a) Except as expressly permitted in Section 28.9(f), neither Party will initiate an arbitration of any dispute hereunder unless (i) such Party has provided the other Party with written notice of that dispute with reasonable specificity and attempted in good faith to resolve that dispute through negotiations; (ii) despite such efforts, the dispute remains unresolved [***] after receipt of that notice; and (iii) such initiation is in accordance with this Section 28.9.

(b) Subject to the foregoing, any dispute arising out of, relating to, or in connection with this Agreement which cannot be settled amicably will be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution (CPR) Rules for Non-Administered Arbitration by a panel of three arbitrators, of which each Party will designate one arbitrator in accordance with the “screened” appointment procedure provided in Rule 5.4 thereof. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. sec. 1 et seq. Arbitration awards will be final and binding upon the Parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of the arbitration will be Chicago, Illinois. All aspects of the arbitration and any award will be confidential (subject to the exceptions set forth in Section 19.3).

(c) The arbitrators will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a dispute; provided, however, that the arbitrators will have no power or authority to award damages that would be inconsistent with Section 23 of this Agreement.

(d) In any arbitration under this Section 28.9, the arbitrators will set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing each Party to such dispute an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the other Party about the subject matter of the dispute. The arbitrators will rule upon motions to compel or limit discovery and will have the authority to impose sanctions for discovery abuses, including attorneys’ fees and costs, to the same extent as a competent court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification.

(e) Each Party will pay its own costs and expenses (including counsel fees) of any arbitration; provided, however, that the Parties will equally share the fees and expenses of the arbitrators; provided, further, that in the event any action, suit, arbitration, or other proceeding is instituted or commenced by either Party against the other Party arising hereunder, the prevailing Party will be entitled to recover its reasonable attorneys’ fees, court costs, and costs of arbitration from the non-prevailing Party (it being agreed that the arbitrators and/or judge may eliminate or reduce such recovery on the grounds that it is unreasonable or disproportionate to the harm suffered).

(f) Notwithstanding anything else in this Section 28.9 to the contrary, either Party may apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary. For such purpose, each Party irrevocably consents to the exclusive jurisdiction and venue of any Federal court within Cook County, Illinois, and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and venue.

28.10 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

28.11 Equitable Relief. Each Party acknowledges that a breach by a Party of this Agreement may cause the non-breaching Party immediate and irreparable harm, for which an award of damages may not be adequate compensation and agrees that notwithstanding Section 28.9(b), in the event of such breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court of competent jurisdiction or the arbitration panel, provided that following the formation of the arbitration panel pursuant to Section 28.9(b), such relief will only be sought from the arbitration panel. The Parties hereby waive any requirement for the securing or posting of any bond in connection with such relief. Such remedies will not be deemed to be exclusive but will be in addition to all other remedies available under this Agreement, at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

28.12 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

28.13 Entire Agreement. This Agreement, together with all Exhibits, and the BAA, constitutes the sole and entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including, without limitation, the Developer Agreement. [***].

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Allscripts Healthcare, LLC	Phreesia, lnc.

By: /s/ Richard Elmore	By: /s/ Thomas Altier
Name: Richard Elmore	Name: Thomas Altier
Title: SVP	Title: CFO

Address for Notices:	Address for Notices:

[***]	[***]

Attention: SVP, Corporate Development and Strategy	Attn: Chief Executive Officer

With a copy (which will not constitute notice) to:	With a copy (which will not constitute notice) to:

[***]	[***]

Attention: General Counsel	Attn: Chief Financial Officer

Signature Page to Strategic Alliance Agreement

EXHIBIT A

Description of Eligibility Benefits Services, POS Dashboard, Phreesia Patient Intake Management

Offering and Merchant Processing Services

[***]

EXHIBIT B

Product Development Plan

[***]

EXHIBIT C

Services

[***]

EXHIBIT D

Service Level Agreement

[***]

EXHIBIT E

Form of HIPAA Business Associate Agreement

[***]

EXHIBIT F

Buy Rates and Revenue Share

[***]

EXHIBIT G

Amended and restated Allscripts Developer Program Agreement

[***]

EXHIBIT H

List of Legacy Customers

[***]

EXHIBIT I

Company’s Trademark Use Guidelines and Instructions

[***]

EXHIBIT J

Merchant Agreement

[***]

EXHIBIT K

Merchant Application

[***]

EXHIBIT L

Disaster Recovery Plan

[***]